UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2006
PACKETEER, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-26785	77-0420107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10201 NORTH DE ANZA BLVD.
CUPERTINO, CALIFORNIA 95014
(Address of principal executive offices)
Registrant’s telephone number, including area code: (408) 873-4400
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Packeteer, Inc. (the “Company”) hereby amends its Current Report on Form 8-K, as furnished to the Securities and Exchange Commission on January 26, 2005, in order to provide a revised Consolidated Balance Sheet as of December 31, 2005 resulting from corrected income tax calculations.
Item 2.02. Results of Operations and Financial Condition.
On January 26, 2005, Packeteer, Inc. issued a press release regarding its operating and financial results for the three and twelve months ended December 31, 2005. In connection with its preparation of its Annual Report on Form 10-K, the Company identified certain errors in its income tax related calculations. The Company has revised income taxes payable, deferred tax assets and stockholders’ equity balances as of December 31, 2005 to reflect the corrected income tax calculations. The correcting adjustments were limited to income tax calculations and did not impact the Company’s Consolidated Income Statement, revenue, cash flows or pre-tax income. The Annual Report on Form 10-K for the year ended December 31, 2005 will contain a corrected Consolidated Balance Sheet as of December 31, 2005. The revised Condensed Consolidated Balance Sheet attached as Exhibit 99.1, replaces in its entirety the Condensed Consolidated Balance Sheet included in the previously filed press release dated January 26, 2006.
As a result of the error described above, the Company has determined, and the Audit Committee has concurred, that a material weakness existed in the Company’s internal control over financial reporting related to the calculation of the Company’s income tax provision. A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The material weakness was also limited to income tax calculations and also did not impact the Company’s Consolidated Income Statement, revenue, cash flows or pre-tax income.
As a result of this determination that the controls in place over the calculation of the Company’s income tax provision did not operate effectively as of December 31, 2005, the Company has performed additional procedures during the closing process to address the control failure that occurred, including a) performing additional reconciliations of the income tax related accounts; and b) additional use of third party tax experts. The Company will continue to perform these enhanced procedures as part of its normal closing process in the future. Management of the Company and the Audit Committee believe that these corrective actions will successfully remediate the material weakness described above.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit Number	Description
99.1	Packeteer, Inc. Condensed Consolidated Balance Sheets as of December 31, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 16, 2006

Packeteer, Inc.
By:	/s/ David C. Yntema
	Name:	David C. Yntema
	Title:	Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
99.1	Packeteer, Inc. Condensed Consolidated Balance Sheets as of December 31, 2005.